[***] Certain identified information has been excluded from this exhibit because it is both not material and would be competively harmful if publicly disclosed.
Exhibit 10.5

Addendum No. 1 to
Amendment No. 1 to
Amended and Restated Reseller Agreement

Dell Inc., for itself and its Subsidiaries other than SecureWorks, Inc., (“Reseller”) and SecureWorks, Inc., for itself and its Subsidiaries (“Spyglass”) hereby enter into this Addendum No. 1 (“Addendum”) as of the date of last signature below (“Addendum Effective Date”) for the purpose of amending Amendment No. 1, dated as of January 23, 2019 (“Amendment No. 1”) to the Amended and Restated Reseller Agreement, dated as of October 28, 2015 (as amended to date, the “Reseller Agreement”).

WHEREAS, Dell Marketing LP, a Texas limited partnership, on behalf of Reseller and its direct and indirect subsidiaries (other than Spyglass) (collectively, “Dell”), Spyglass, and CrowdStrike, Inc., a Delaware corporation (“CS”) are parties to an agreement (including any amendments, addenda or riders, the “Tri-Party Agreement”) pursuant to which Dell may sell certain products and services of Spyglass and/or CS (the “Solutions”) to Clients; and

WHEREAS, the Parties entered into Amendment No. 1 to clarify the understandings under the Reseller Agreement with respect to sales of Solutions under the Tri-Party Agreement.

NOW, THEREFORE, in consideration of the promises and obligations contained herein, the parties agree as follows:

RELATIONSHIP TO AMENDMENT NO. 1. This Addendum forms part of and is incorporated into Amendment No. 1. Amendment No. 1 shall remain in effect and unchanged except to the extent provided in this Addendum. In case of any conflict between this Addendum and Amendment No. 1, the provisions of this Addendum shall control with regard to the subject matter set forth herein.

1. INCORPORATED DEFINITIONS. Unless specifically stated otherwise in this Addendum, all terms defined in the Reseller Agreement shall have the same meaning when used in this Addendum.

2. CHANGES TO AMENDMENT NO. 1. The parties agree to add the following Exhibit as Exhibit 2 to Amendment No. 1:

3. EXHIBIT 2: VENDOR FUNDED HEADCOUNT (“VFH”):

Spyglass and Reseller agree to the following terms which shall govern the application of funding for VFH (“Funds”) under the Reseller Agreement. The terms and conditions governing fiscal year (“FY”) 2020 are set forth in Exhibit 2-A. For the purposes of this Addendum, Dell’s fiscal year 2020 is, Quarter 1 – February 2019 through April 2019, Quarter 2 – May 2019 through July 2019, Quarter 3 – August 2019 through October 2019 and Quarter 4 – November 2019 through January 2020. Future FY VFH exhibits, or intra-year amendments to a FY VFH exhibit, if any, shall be added as new Exhibits, e.g., FY 2021 will be Exhibit 2-B. Each future FY FVH exhibit, or intra-year amendments to a FY VFH exhibit, shall supersede the immediately preceding FY FVH exhibit as of the effective date of such future FY FVH exhibit, unless otherwise agreed in writing.

Spyglass agrees to fund $[***] ([***] dollars) per annum to Reseller in FY 2020. In FY 2020, Funds will be remitted in the amount of $[***] in Quarter 1, $[***] in Quarter 2, $[***] in Quarter 3 and $[***] in Quarter 4 according to Section 7 of the Reseller Agreement (Payment Terms). The first installment of $[***] shall commence in Q1FY 2020 which begins on February 2nd, 2019.

These funds will be entirely applied to VFH and associated travel and expenses. In exchange, approximately 60% of Dell Security Sales Rep’s variable compensation will be weighted toward Spyglass and CrowdStrike Solutions and Services sold pursuant to the Tri-Party Agreement, the intent being to incentivize the sale of these Solutions and Services. For the avoidance of doubt, the obligations set forth in this Addendum shall apply only to sales by Reseller's Security Sales team and shall not apply to any other sales by Reseller.

The VFH terms for FYs subsequent to FY 2020, including the amount of Funds in relation thereto, shall be agreed by the parties in writing.

EXHIBIT 2-A:

FY20 Reseller-Spyglass VFH Terms and Conditions:
A. This VFH Program (“Program”) is an agreement related to the sale of Services and Solutions in the Tri-Party Agreement.
B. Reseller and Spyglass shall meet quarterly to assess performance. If both parties desire, they may make changes to the Program if mutual agreement is signed in writing by both parties.
C. The intent of the quarterly performance assessments is to review and track sales performance pursuant to the Tri-Party Agreement. To support these assessments, at least as frequently as once per quarter, Reseller will provide compensation plans (which shall include sales and product modifiers). Spyglass may request related backup documentation relative to Dell’s current or past immediate quarter’s marketing activities. Such a request must be made within 90 days after the conclusion of a fiscal quarter. Such documentation includes compensation plans, sales, product modifiers, and travel expense invoices.

D. The Program cannot be changed without mutual agreement from both parties.
E. Fiscal Year Details
Fiscal Quarter:	Beginning in FY20 Q1
Segment:	Reseller-Spyglass-CS
Program Name:	Spyglass Dedicated Sales
Program	Shared Security Comp Plans:
Description/Objective
Spyglass Dedicated Sales Comp Plans:

As used in the table above, “# of Reps” means the total number of Security Sales representatives and “# of Managers” means the total number of Security Sales managers.
Program Owner:	Kami Wickham

Dell Inc.	SecureWorks, Inc.
By: /s/ Max Zieky	By: /s/ R. Wayne Jackson
Name: Max Zieky	Name: R. Wayne Jackson
Title: VP	Title: CFO
Date: May 8, 2019	Date: May 3, 2019